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                                                                     Exhibit 4.1

                EVEREST RE GROUP, LTD. 2002 STOCK INCENTIVE PLAN

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                             EVEREST RE GROUP, LTD.
                            2002 STOCK INCENTIVE PLAN

                (As Approved by the Shareholders on May 22, 2002)
       (As Subsequently Amended by the Board of Directors on May 22, 2002)

Section 1.   Establishment and Purpose

             The purpose of the Everest Re Group, Ltd. 2002 Stock Incentive Plan (the "Plan") is to benefit the Corporation, its Subsidiaries, and its shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate and retain talented and experienced individuals essential to their success. This is to be accomplished by providing such eligible individuals an opportunity to obtain or increase their proprietary interest in the Corporation's performance and by providing such individuals with additional incentives to remain with the Corporation and its Subsidiaries.

Section 2.   Definitions

             The following terms, used herein, shall have the meaning specified:

             (a) "Award" means any award or benefit granted under the terms of the Plan.

             (b) "Award Agreement" means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

             (c) "Board of Directors" means the Board of Directors of the Corporation as it may be comprised from time to time.

             (d) "Code" means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

             (e) "Committee" means the Committee as defined in Section 8.

             (f) "Corporation" means Everest Re Group, Ltd., and any successor corporation.

             (g) "Effective Date" means the Effective Date as defined in Section 15.

             (h) "Employee" means officers and other key employees of the Corporation or a Subsidiary, and excludes directors who are not also officers or employees of the Corporation or a Subsidiary. "Employee" includes consultants and advisors that provide bona fide services to


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the Corporation or a Subsidiary, provided that such services are not in connection with the offer or sale of securities of the Corporation or a Subsidiary in a capital-raising transaction.

             (i) "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

             (j) "Exercise Price" means a purchase or exercise price established by the Committee at the time an Option or an SAR is granted.

             (k) "Fair Market Value" means, unless otherwise provided in the Award Agreement, the average of the highest and lowest sale price of the Stock as reported on the Composite Transaction Tape of the New York Stock Exchange (or on such other exchange, if any, on which the Stock is traded) on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale. If the Stock is not traded on any such exchange, Fair Market Value shall be as determined in the Award Agreement, or as may be determined in good faith by the Committee.

             (l) "Incentive Stock Option" means an option that is intended to satisfy the requirements applicable to an "incentive stock option" described in
Section 422(b) of the Code.

             (m) "Insider" means any person who is subject to "Section 16."

             (n) "Option" means an Award granted under the Plan that entitles the Participant, for a certain period of time, to purchase shares of Stock at an Exercise Price established by the Committee.

             (o) "Participant" means any Employee who has been granted an Award pursuant to this Plan.

             (p) "Section 16" means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

             (q) "Stock" means common shares of the Corporation, par value $.01 per share, or any security of the Corporation issued in substitution, exchange or lieu thereof.

             (r) "Subsidiary" means any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.

             (s) "Ten-percent Shareholder" means any person who owns, directly or indirectly, on the relevant date securities representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiary. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Section 424(d) of the Code shall apply.

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Section 3.   Eligibility

             Persons eligible for Awards shall consist of Employees who hold positions of significant responsibilities with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.

Section 4.   Awards

             The Committee may grant any of the types of Awards enumerated in paragraphs (a) through (d) of this Section 4, either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

             (a) Non-qualified Stock Options. The grant of an Option entitles the Participant to purchase a specific number of shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 4 may either be an incentive stock option or a non-qualified stock option. A Non-qualified Stock Option is an Option that is not intended to be an "incentive stock option" as described in Section 422(b) of the Code. All Non-qualified Stock Options granted under the Plan shall expire not later than ten (10) years after grant, and shall have an Exercise Price equal to 100% of the Fair Market Value of the Stock on the date the option is granted.

             (b) Incentive Stock Options. An Incentive Stock Option is an Option that is intended to satisfy the requirements of applicable to an "incentive stock option" as described in Section 422(b) of the Code. All Incentive Stock Options granted under the Plan shall be subject to the following:

                 (i) The aggregate fair market value (determined at the time of the grant of the Award) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

                 (ii) No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted, or the date this Plan is approved by shareholders, whichever is earlier.

                 (iii) No Incentive Stock Option may be exercisable more than:

                       A. in the case of an Employee who is not a Ten-Percent
                 Shareholder on the date that the option is granted, ten (10) years after the date the option is granted, and

                       B. in the case of an Employee who is a Ten-Percent
                 Shareholder on the date the option is granted, five (5) years after the date the option is granted.

                 (iv) The exercise price of any Incentive Stock Option shall be no less than:

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                       A. in the case of an Employee who is not a Ten-Percent
                 Shareholder on the date that the option is granted, the Fair Market Value of the Stock subject to the option on such date; and

                       B. in the case of an Employee who is a Ten-Percent
                 Shareholder on the date that the option is granted, 110% of the Fair Market Value of the Stock subject to the option on such date

                 (v) No Incentive Stock Option shall be granted to an individual who is an Employee by virtue of being a consultant or advisor.

             (c) Stock Appreciation Rights. A stock appreciation right ("SAR") is a right to receive, upon surrender of the right, an amount payable in cash or in shares of Stock, which may be Restricted Stock.

                 (i) The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a specified number of shares of Stock on the exercise date (or on such other date or dates set forth in the Award Agreement) over the Exercise Price relative to such shares, as may be established by the Committee.

                 (ii) In the case of an SAR granted with respect to an Incentive Stock Option to an Employee who is a Ten-Percent Shareholder on the date of such Award, the Exercise Price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Award is made.

             (d) Restricted Stock and Stock Awards.

                 (i) Restricted Stock is Stock that is issued to a Participant and is subject to a substantial risk of forfeiture or other restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine, where such restrictions will lapse upon achievement of one or more goals relating to the completion of services by the Participant or achievement of other objectives as may be determined by the Committee. A certificate for the shares of Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Corporation until the restrictions relating thereto otherwise lapse, and; provided, further, that the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Stock as soon as practicable following the date of grant.

                 (ii) Stock Awards shall be any compensation grant to a Participant that provides for payment to a Participant in shares of Stock.

                 (iii) Restricted Stock and Stock Awards may be issued at the time of grant, upon the exercise of an SAR, Option or other right, as payment of a bonus, as payment of any other compensation obligations, upon the occurrence of a future event, at a specified time in the future or as otherwise determined by the Committee. The period

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         during which Restricted Stock is subject to restrictions may commence prior to the actual transfer of Restricted Stock to a Participant if so specified in the Award Agreement.

             (e) Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

                 (i) Subject to the following provisions of this subsection 4(e), the full Exercise Price for shares of stock purchased on the exercise of an Option shall be paid at the time of such exercise.

                 (ii) The Exercise Price of the Stock subject to the Option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender, by actual delivery of shares or by attestation, of Stock owned for at least six months by the holder of the Option (the value of such Stock shall be its Fair Market Value on the date of exercise), through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

                 (iii) Without limiting the foregoing, to the extent permitted by law (including relevant state or Bermuda law), (A) the Committee may agree to accept as full or partial payment of the Exercise Price of Stock issued upon exercise of Options, a promissory note of the Participant evidencing the Participant's obligation to make future cash payments to the Corporation, which promissory notes shall be payable as determined by the Committee (but in no event later than five (5) years after the date thereof), shall be secured by a pledge of the shares of Stock purchased, and shall bear interest at a rate established by the Committee and (B) the Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the Exercise Price of such Stock.

Section 5.   Shares of Stock and Other Stock-Based Awards Available Under Plan

             (a) The Stock which may be issued pursuant to an Award under the Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Corporation or its subsidiaries as treasury shares, including shares purchased in the open market or in private transactions.

             (b) Subject to the adjustment provisions of Section 9 hereof, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 4,000,000 shares of Stock.

             (c) Subject to the adjustment provisions of Section 9 hereof, the following additional maximums are imposed on the Plan

                 (i) The maximum number of shares of Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be
1,000,000 shares.

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                 (ii)  The aggregate maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 4 relating to Options and SARs shall be 350,000 shares during any one calendar-year period. Notwithstanding the preceding sentence, or any other provision of the Plan, the Committee, in its sole discretion, may make Awards under the Plan which are not intended to satisfy the "performance-based" compensation exception of Section 162(m) of the Code and regulations thereunder, which Awards shall not be subject to the individual limits set forth in the preceding sentence.

                 (iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 4 relating to Restricted Stock and Stock Awards shall be 250,000 shares plus any shares that are reacquired by the Company pursuant to paragraph 5(d) that were previously subject to a Restricted Stock Award or Stock Award.

             (d) To the extent that any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

             (e) If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tender shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

             (f) For the purposes of computing the total number of shares of Stock granted under the Plan, the following rules shall apply to Awards payable in Stock:

                 (i) each Option shall be deemed to be the equivalent of the maximum number of shares of Stock that may be issued upon exercise of the particular Option;

                 (ii) where one or more types of Awards (both of which are payable in Stock) are granted in tandem with each other, the number of shares of Stock shall be deemed to be the greater of the number of shares that would be counted if one or the other Award alone was outstanding.

Additional rules for determining the number of shares of Stock granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

Section 6.   Award Agreements

             Each Award under the Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock and/or SARs subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. The Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to as the Award Agreement regardless of whether

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any Participant signature is required. In the event that the Committee requires that the Participant execute and return the Award Agreement, no person shall have any rights under the Award unless and until the Participant to whom such Award shall have been granted shall have executed and delivered to the Company the Award Agreement; provided, however, the execution and delivery of such an Award Agreement shall not be a precondition to the granting of such Award. By executing the Award Agreement, or submitting an option exercise form (whether or not the Award Agreement required execution) a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

              (a) Award Agreements shall include the following terms:

                  (i) Non-assignability. Unless otherwise specifically provided for by the Committee, a provision that no Award shall be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised, if exercisable, only by such Participant or by his or her guardian or legal representative.

                  (ii) Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to such Award(s) as and to the extent determined by the Committee. A provision that for purposes of the Plan (A) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and (B) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment, except as otherwise required by applicable law, as determined by the Committee, in order to preserve the status of an option as an Incentive Stock Option.

                  (iii) Rights as a Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

                  (iv) Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid to the holder of an Award in satisfaction of such Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of

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      Stock to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, the amount of Stock so deducted shall not exceed the minimum required withholding obligation.

                  (v) Treatment of Option. Each Award of an Option shall state whether or not it is intended to constitute an Incentive Stock Option.

                  (vi) Minimum Exercise. No option may be exercised for less than the lesser of 50 shares of Stock or the full number of shares of Stock for which the Option is then exercisable.

           (b) Other Terms. Award Agreements may include such other terms as the Committee may determine are necessary and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or a Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control of the Corporation or an employing Subsidiary, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Stock under an Award.

Section 7. Amendment and Termination

           The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part; provided, however, that no amendment by the Board of Directors shall increase any limitations set forth in Section 5 nor shall it permit any Options to be awarded at Exercise Prices below Fair Market Value. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent. Adjustments pursuant to Section 9 shall not be subject to the foregoing limitations of this Section 7.

Section 8. Administration

           (a) The Plan and all Awards granted pursuant thereto shall be administered by a committee of the Board of Directors (the "Committee"), which Committee shall consist of not less than two (2) members of such Board of Directors who are not employees of the Corporation or any Subsidiary. The members of the Committee shall be designated by the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

           (b) The Committee shall have the authority and discretion to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to determine the terms and provisions of any Award Agreement made pursuant to the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security, SARs, or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination

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shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

           (c) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the officers or employees of the Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards. Any such delegation may be revoked by the Committee at any time.

           (d) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

Section 9. Adjustment Provisions

           (a) In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

           (b) In the event the adjustments described in clauses (i) and (ii) of paragraph a of this Section 9 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.

           (c) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the

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rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10. Change of Control

            (a) In the event of a "Change in Control" of the Corporation (defined below), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board of Directors take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of
Participants:

                (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

                (ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or

                (iii) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control.

Any such action approved by the Board of Directors shall be conclusive and binding on the Corporation and all Participants.

            (b) For purposes of this Section, a Change of Control shall mean the occurrence of any of the following:

                (i) A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of the Corporation, and such offer is consummated for the ownership of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities.

                (ii) The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Corporation, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.

                (iii) The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Corporation.

                (iv) Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the

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      combined voting power of the Corporation's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.

                (v) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof.

Section 11. General Restrictions Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

            (a) Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

            (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 12. Unfunded Plan

            The Plan shall be unfunded. Neither the Corporation, a Subsidiary, nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, a Subsidiary, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 13. Limits of Liability

            (a) Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

            (b) Neither the Corporation nor a Subsidiary, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan except as may be expressly provided by statute.

Section 14. Rights of Employees

            (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

            (b) Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon

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any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

Section 15. Duration

            The Board of Directors adopted the Plan subject to the approval of the shareholders of the Corporation at the Corporation's 2002 annual meeting of its shareholders on May 22, 2002. The date of such shareholder approval shall be the "Effective Date" of the Plan. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided, however, that Awards under the Plan may only be granted within ten years from the Effective Date of the Plan.

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